Exhibit 99.1

At Origen Financial:	At Financial Relations Board:
W. Anderson Geater	Leslie Loyet
Chief Financial Officer	(312) 640-6672
866.4 ORIGEN	lloyet@frbir.com

FOR IMMEDIATE RELEASE
MONDAY, AUGUST 7, 2006
ORIGEN FINANCIAL ANNOUNCES SECOND QUARTER 2006 RESULTS;
DECLARES DIVIDEND OF $0.03 PER SHARE
SOUTHFIELD, MI -August 7, 2006 — Origen Financial, Inc. (NASDAQ: ORGN), a real estate investment trust that originates and services manufactured housing loans, today announced net income of $2.0 million, or $0.08 per share, for the quarter ended June 30, 2006, compared with net income of $1.5 million, or $0.06 per share, for the quarter ended June 30, 2005. Origen’s Board of Directors declared a dividend payment for the second quarter of $0.03 per share to be paid to holders of Origen’s common stock of record on August 18, 2006. The dividend will be paid on August 31, 2006, and will approximate $0.8 million. The Board of Directors takes into consideration the differences between net income as determined by Generally Accepted Accounting Principles (“GAAP”) and estimated REIT taxable net income in the determination of dividend payments.
Highlights for Quarter
•	Loan origination volume increased 10% to $76.8 million versus a year ago.

•	Loans processed for third parties totaled $16.9 million for the quarter, an increase of 61% over the second quarter 2005.

•	Total revenue increased 24% to $22.3 million versus $18.0 million for the prior year quarter.

•	Non-performing loans as a percent of average outstanding loan principal balances improved to 0.9% at June 30, 2006, from 1.5% a year ago.

•	Origen Servicing, Inc. received the servicer quality rating of SQ2-, or above average, from Moody’s Investors Service.
Financial Highlights
•	Interest income was $18.1 million for the second quarter 2006, an increase of 23 percent, primarily due to a 27 percent increase over the same period a year ago in the average owned loan portfolio. Non-interest income increased 24 percent over the prior year’s second quarter to $4.2 million.

•	Interest expense for the second quarter 2006 increased 54 percent to $10.3 million from $6.7 million for last year’s second quarter as a result of increased borrowings relating to loan originations, as well as continuing increases in the LIBOR benchmark rate on Origen’s warehouse line of credit.

•	The provision for credit losses was $1.2 million for the second quarter 2006 compared with $1.6 million for the same quarter 2005, a decrease of 27 percent, despite an increase in owned loan balances between the quarters of 26 percent. The decrease in provision reflects the continued improvement in the overall quality of the owned loan portfolio as well as smaller than anticipated losses to date resulting from hurricanes Rita and Katrina.

•	Second quarter 2006 non-interest expenses were $8.8 million, a 7 percent increase compared with $8.2 million for the year ago quarter. Most of the $0.6 million increase was personnel related, primarily attributable to costs associated with Sarbanes-Oxley compliance and accrued amounts relating to merit compensation.
Portfolio Performance
At June 30, 2006, loans 60 or more days delinquent were 0.8 percent of the owned loan portfolio compared to 1.3 percent at December 31, 2005, and 1.4 percent at June 30, 2005. Net charge-offs totaled $2.1 million for both the second quarter 2006 and 2005.
Ronald A. Klein, Origen’s chief executive officer, stated, “Overall Origen had a very strong second quarter. We again increased quarterly earnings both sequentially and year-over-year, and as with last quarter increased loan originations 10 percent over the prior year period. This was accomplished despite rising interest costs and a decline in the shipments of new manufactured houses in the quarter. Additionally, our portfolio performance continues to exceed our expectations. This is the result of our strong focus on credit and servicing as evidenced by Origen receiving an SQ2- servicer rating by Moody’s. We are very proud of this achievement and are hopeful that as a result we will be able to improve our future loan securitization executions.”
Earnings Call and Webcast
A conference call and webcast have been scheduled for August 8, 2006, at 11:00 a.m. EST to discuss second quarter results. The call may be accessed on Origen’s web site at www.origenfinancial.com or by dialing 800-946-0786. A replay will be available through August 15, 2006 by dialing 888-203-1112, passcode 7122411. You may also access the replay on Origen’s website for 90 days after the event.
Forward-Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and Origen intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate” and similar expressions identify these forward-looking statements. These forward-looking statements reflect Origen’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause Origen’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the foregoing assumptions and those risks referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in Origen’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and Origen expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in Origen’s expectations or future events.
About Origen Financial, Inc.
Origen is an internally managed and internally advised company that has elected to be taxed as a real estate investment trust. Based in Southfield, Michigan, with significant operations in Ft. Worth, Texas, Origen is a national consumer manufactured housing lender and servicer. It offers a complete line of home only products and land home conforming and non-conforming products. Origen also provides servicing for manufactured home only and land home loans.
For more information about Origen, please visit www.origenfinancial.com.

ORIGEN FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	(Unaudited)
	June 30,	December 31,
	2006	2005
ASSETS

Assets
Cash and Equivalents	$1,641	$8,307
Restricted Cash	14,094	13,635
Investment Securities	41,543	41,914
Loans Receivable	856,927	768,410
Premises & Equipment	3,381	3,558
Goodwill	32,277	32,277
Other Assets	27,365	24,902

Total Assets	$977,228	$893,003

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Warehouse Financing	$190,189	$65,411
Securitization Financing	534,346	578,503
Repurchase Agreements	23,582	23,582
Note Payable	781	2,212
Other Liabilities	22,360	23,344

Total Liabilities	771,258	693,052

Equity	205,970	199,951

Total Liabilities and Equity	$977,228	$893,003

ORIGEN FINANCIAL, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in thousands, except for share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June, 30		June, 30
	2006	2005	2006	2005
Interest Income
Total Interest Income	$18,057	$14,622	$35,265	$27,788
Total Interest Expense	10,282	6,681	19,877	12,091

Net Interest Income Before Losses	7,775	7,941	15,388	15,697
Provision for Loan Losses	1,201	1,645	3,326	3,675

Net Interest Income After Losses	6,574	6,296	12,062	12,022
Non-interest Income	4,209	3,396	8,388	6,676
Non-interest Expenses:
Total Personnel	6,300	5,697	12,267	11,178
Total Loan Origination & Servicing	336	380	712	794
State Taxes	77	77	175	190
Total Other Operating	2,066	2,025	4,158	4,016

Total Non-interest Expenses	8,779	8,179	17,312	16,178

Net Income Before Cumulative Effect of Change in Accounting Principle	$2,004	$1,513	$3,138	$2,520
Cumulative Effect of Change in Accounting Principle	—	—	46	—

Net Income	$2,004	$1,513	$3,184	$2,520

Weighted Average Common Shares Outstanding	25,110,575	24,818,544	25,046,090	24,776,139

Weighted Average Common Shares Outstanding, Diluted	25,149,949	24,818,544	25,137,379	24,896,126

Earnings Per Share on Basic Average Shares Outstanding	$0.08	$0.06	$0.13	$0.10

Earnings Per Share on Diluted Average Shares Outstanding	$0.08	$0.06	$0.13	$0.10